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                                                          SCHEDULE VI

                                 ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT

                                    FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                                    (Thousands of Dollars)


                                                             ADDITIONS
                                                             TO COSTS
                                        BALANCE AT              AND                              OTHER CHANGES           BALANCE
DESCRIPTION                              JANUARY 1            EXPENSES         RETIREMENTS        ADD (DEDUCT)         DECEMBER 31,
- -----------                             ----------           ---------         -----------       -------------         ------------

1993
- ----

Distribution                            $1,338,173            $152,896             $27,113               1,151          $1,465,107
Transmission                               353,022              25,560               2,264              (1,151)            375,167
Storage                                    227,907              23,216               5,535                                 245,588
General (1)                                 95,853              26,572               5,117               1,516             118,824
Other                                          348                                                           9                 357
                                        ----------            --------           ---------            --------          ----------
     Total                              $2,015,303            $228,244             $40,029              $1,525          $2,205,043
                                        ----------            --------           ---------            --------          ----------
                                        ----------            --------           ---------            --------          ----------

1992
- ----

Distribution                            $1,217,565            $145,939             $25,547               $ 216          $1,338,173
Transmission                               333,538              24,371               4,671                (216)            353,022
Storage                                    213,070              22,564               7,727                   -             227,907
General (1)                                 76,396              26,464               8,174               1,167              95,853
Other                                          335                                                          13                 348
                                        ----------            --------             -------            --------          ----------
     Total                              $1,840,904            $219,338             $46,119              $1,180          $2,015,303
                                        ----------            --------             -------            --------          ----------
                                        ----------            --------             -------            --------          ----------

1991
- ----

Distribution                            $1,104,562            $138,469             $24,713               $(753)         $1,217,565
Transmission                               314,142              23,276               3,879                  (1)            333,538
Storage                                    194,331              22,079               3,340                   -             213,070
General (1)                                 58,892              24,360               8,714               1,858              76,396
Other                                          313                                                          22                 335
                                        ----------            --------             -------            --------          ----------
     Total                              $1,672,240            $208,184             $40,646              $1,126          $1,840,904
                                        ----------            --------             -------            --------          ----------
                                        ----------            --------             -------            --------          ----------

Note: (1) General includes automotive, construction and certain miscellaneous equipment.

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